UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2003

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-28402 (Commission File No.)	94-3133088 (IRS Employer Identification No.)

3929 Point Eden Way
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 4.1
Exhibit 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

          As of November 7, 2003, Aradigm Corporation (the “Company”) entered into a Securities Purchase Agreement filed herewith as Exhibit 4.1 (the “Agreement”) with the persons listed on Exhibit A to the Agreement (collectively, the “Purchasers”). Pursuant to the Agreement, the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, approximately 7,502,775 shares of the Company’s Common Stock (the “Common Stock”) at $1.80 per share (the “Shares”) and warrants to purchase approximately 1,875,691 shares of the Common Stock at $2.50 per share (the “Warrants”), for an aggregate purchase price of approximately $13,505,000 in a private placement (the “Financing”).

          The Financing closed on November 10, 2003 (the “Closing Date”). The Company agreed that, within 30 days of the Closing Date, it will use its best efforts to prepare and file with the SEC a registration statement covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

          The press release issued by the Company on November 10, 2003 announcing the Financing is filed herewith as Exhibit 99.1.

Item 7. Exhibits.

Exhibit
Number	Description

4.1	Securities Purchase Agreement, dated as of November 7, 2003, by and between the Company and the persons listed on Exhibit A thereto.

99.1	Press Release dated November 10, 2003.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARADIGM CORPORATION

Dated: November 12, 2003	By:	/s/ Richard P. Thompson

Richard P. Thompson

	Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

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INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Securities Purchase Agreement, dated as of November 7, 2003, by and between the Company and the persons listed on Exhibit A thereto.

99.1	Press Release dated November 10, 2003.

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